DEAN HELLWER
Secretary of State
204 North Carson Street, Stuite 1
Carson City. Nevada 89701-4299
 (775)684-5708
Webslte: secretaryofstate.biz                         FILED  # C71747-01
                                                           -------------
                                                        OCT 12 2004

                                                       IN THE OFFICE OF

                                                 DEAN HELLER, SECRETARY OF STATE

            CERTIFICATE OF AMENDMENT
      (PURSUANT TO NRS 78.385 and 78.390)



 Important:  read attached instructions before completeing form.   ABOVE SPACE
                                                                   IS FOR OFFICE
                                                                   USE ONLY

             Certificate of Amendment to ArtlcIes of Incorporation
             -----------------------------------------------------
                         For Nevada Profit Corporations:
                         -------------------------------

        (Pursuant to NRS 78.385 and 78.39O - After Issuance of Stock)

       1. Name of corporation:

       LASIK AMERICA, INC.

       2. The articles have been amended as follows (provide article numbers, if available):

       THE NAME OF THE CORPORATION IS HEREBY CHANGED TO "CRITICAL CARE. INC."





       3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment Is: [85%]

       4. Effective date of filing (optional):



       5. Officer Signature (required):  /s/  Ernest B. Remo
                                        ---------------------------
       *If any proposed amendment would alter or change any preferance or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

       IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


       This form must be accompanied by apprropriate fees. See attached fee Schedule

                                Nevada Secretary of State AM 78.385 Amended 2003
                                                             Revised on 11/03/03